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                                                                   EXHIBIT 10.23


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is effective June 1, 2001, by and between Meadowbrook, Inc., and Meadowbrook Insurance Group, Inc., (hereinafter referred to as the "Company"), and Robert S. Cubbin (hereinafter referred to as the "Executive").

                                    RECITALS:

         WHEREAS, the Company and the Executive desire to set forth their respective rights and obligations in connection with the employment of the Executive by the Company by entering into a contract of employment;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements and understandings contained herein, the parties hereto agree as follows:

                                   AGREEMENT:

         1. EMPLOYMENT. The Company agrees to employ the Executive during the Employment Term (as such term is hereinafter defined in Paragraph 5.) and the Executive hereby accepts such employment by the Company, subject to the terms and conditions hereinafter set forth and the Company's Associate Manual (hereinafter referred to as the "Manual"). To the extent that the terms and Conditions of this Agreement conflict with the Manual, this Agreement shall control while in effect.

         2. RESPONSIBILITIES AND DUTIES. The Executive shall be employed as the Company's President and Chief Operating Officer or in such other position(s) and with such responsibilities and duties as the Board of Directors of the Company may from time to time determine. The Executive shall devote his full working time to the performance of his responsibilities and duties hereunder.

         3. COMPENSATION. In consideration of the performance by Executive of his obligations during the Employment Term, the Company will during the Employment Term pay the Executive:

            (A) BASE SALARY. A base salary of not less than $29,166.00 per month. Such Base Salary shall be payable in accordance with the normal payroll practices of the Company then in effect. Any increases in the Base Salary shall be determined by the Company.

            (B) DISCRETIONARY BONUS. A discretionary bonus targeted at forty percent (40%) of Executive's Base Salary. This discretionary bonus may be paid at the sole discretion of the Company and will be based on attainment of:



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                    (1) Corporate Goals (growth & profit);
                    (2) Profit Center Goals; and
                    (3) Personal Goals and Objectives.

                    The Company reserves the right to amend the Discretionary Bonus target of the Executive and/or the bonus formula described in Section 3 (B)(1)-(3).

            (C) STOCK OPTIONS. The Executive has been, and shall continue to be, eligible for the stock options, in accordance with the terms and conditions of the 1995 Stock Option Plan of Meadowbrook Insurance Group, Inc. In the event of any Change in Control, all stock options previously issued, or to be issued, to the Executive shall immediately vest ownership in the Executive.

            (D) BONUS UPON CHANGE IN CONTROL. In the event of any Change in Control during the Employment Term, or any subsequent extension thereof, the Executive shall be granted a bonus that is the equivalent of the value of stock rights of the Company equal to five percent (5.0%) of the value of the Meadowbrook Insurance Group, Inc., immediately prior to the Change in Control, minus the value of all owned shares and the value of the vested options of the Executive.

            (E) DEMAND NOTE - NON-RECOURSE. The Demand Note between the Company and Executive and his spouse, dated November 9, 1998, shall hereinafter be deemed a non-recourse loan with the Company's sole legal remedy in the event of a default being the reclamation of the shares of Meadowbrook Insurance Group, Inc., pledged pursuant to the Stock Pledge Agreement, dated November 9, 1998. In the event of a Change in Control during the Executive's Employment Term, this Demand Note shall be cancelled and deemed paid in full.

            (F)     SEVERANCE.

                    (1) WITHOUT CAUSE OR CHANGE IN CONTROL TERMINATION. In the event Executive's employment is terminated by the Company during the Employment Term without Cause or as a result of Change in Control of the Company:

                        A. Executive shall be paid a severance equal to eighteen (18) months of his Base Salary. This severance shall be paid bi-monthly in accordance with the Company's regular payment schedule of its employees. The Company's obligation to pay this


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                             severance shall immediately cease on the date the
                             Executive commences any subsequent comparable employment;

                        B. The Demand Note between the Company and Executive and his spouse, dated November 9, 1998, shall be cancelled and considered paid in full; and

                        C. The Executive shall also be entitled to retain his shares of Meadowbrook Insurance Group, Inc., pledged pursuant to the Stock Pledge Agreement, dated November 9, 1998, or, at the Executive's discretion, sell these shares back to the Company at the then current market price or their book value, whichever is greater.

                    (2) FOR CAUSE TERMINATION.

                        A.   For purposes of this Agreement, "Cause" shall mean:

                             (I) the failure by the Executive to obey the reasonable and lawful orders of the Board of Directors of the Company or his direct supervisor;

                             (II) misconduct by the Executive that is materially injurious to the Company; or

                             (III) the Executive engaging in dishonest activities injurious to the Company.

                        B. Should the Executive's employment be terminated by the Company for Cause during the Employment Term, this Agreement shall be terminated forthwith without notice or payment in lieu thereof and the Executive shall not be entitled to receive any other consideration (beyond consideration accrued to the date of dismissal that is owing but not yet paid) from the Company.

                        C. Further, in the event the Executive's employment is terminated by the Company during the Employment Term for
                        Cause:

                             (I) Executive shall be paid no severance payments;


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                             (II) The Demand Note between the Company and
                             Executive and his spouse, dated November 9, 1998, shall be cancelled and considered paid in full; and

                             (III) The Executive and his spouse shall forfeit the shares of Meadowbrook Insurance Group, Inc., pledged pursuant to the Stock Pledge Agreement, dated November 9, 1998, or at the Company's discretion sell these shares back to the Company for the total sum of one dollar ($1.00).

            (G) CHANGE IN CONTROL. For purposes of this Agreement, "Change in Control" shall be defined as any purchaser acquiring 50% or more of the outstanding shares of Meadowbrook Insurance Group, Inc.

         4. OTHER BENEFITS. The Executive shall also be entitled to such additional benefits as outlined in the Manual during the Employment Term or severance period, with the exception of 401-K participation during the severance period.

         5. EMPLOYMENT TERM. The period of the Executive's employment by the Company under this Agreement (the "Employment Term") shall commence on June 1, 2001 and shall continue through December 31, 2004 (and annually thereafter as provided below) or the earliest date on which any of the following events occurs:

            (A)     the death or retirement of the Executive;

            (B) the date on which the Company discharges the Executive by reason of the Executive's Total Disability. For purposes of this Agreement, "Total Disability" shall have the same meaning as used in the Manual and consistent with the Long Term Disability Benefits of the Company;

            (C) a mutual written agreement between the Company and the Executive regarding an early termination date; or

            (D) the date on which the Company terminates the Executive's employment for Cause as recited in Paragraph 3 (F)(2).

Either party hereto may elect not to renew this Employment Agreement by giving the other party written notice on or before June 30, 2004. If written notice of the election not to renew this Agreement is not provided on or before June 30, 2004, and annually thereafter, this Agreement shall renew for an employment term of one (1) year commencing January 1, 2005, and annually thereafter.



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         6. CONFIDENTIAL INFORMATION AGREEMENT. Executive agrees that the
Confidential Information Agreement, executed by him and dated March 9,1987, shall remain in full force and effect;

         7. BINDING EFFECT; ASSIGNMENT. The Company may assign this Agreement to any of its affiliates or their successors or assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its affiliates and their successors and assigns. This Agreement shall be binding upon and shall inure to the benefit of the Executive. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives.

         8. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         9. NOTICES. All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand (including by courier), mailed by registered or certified mail, postage prepaid (return receipt requested), or sent by facsimile transmission, as follows:

         If to the Executive:                If to the Company:
         --------------------                ------------------

         To the address on file              MEADOWBROOK, INC
         with the Company's                  Attn:  Human Resources
         Human Resources                     26600 Telegraph Road, Suite 300
         Department as the                   Southfield,  MI  48034
         Executive's home address.

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or, if mailed upon receipt thereof; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

         10. SEVERABILITY. If any provision of this Agreement, or any application thereof to any circumstance, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.


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         11. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan, excluding any choice of law rule requiring application of the law or any other jurisdiction. Any action arising out of or relating to this Agreement, its performance, enforcement or breach, will be venued in the Circuit Court for the County of Oakland, State of Michigan.

         12. ENTIRE AGREEMENT. This Agreement and the Confidential Information Agreement, which is incorporated herein by reference, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, written or oral, between them as to such subject matter. Further, this Agreement modifies and amends the Demand Note between the Company and Executive and his spouse, dated November 9, 1998, and the Stock Pledge Agreement between the Company and Executive and his spouse, dated November 9, 1998.

         13. HEADINGS. The headings contained herein are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and effective as of the date first written above.


WITNESSES:                                  MEADOWBROOK INSURANCE
                                            GROUP, INC.



--------------------                        ------------------------
                                            By:  Merton J. Segal
                                            Its:  Chairman    & CEO


                                            MEADOWBROOK, INC.



--------------------                        ------------------------
                                            By:  Merton J. Segal
                                            Its:  Vice Chairman




--------------------                        ------------------------
                                            Robert S. Cubbin



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